CONFIRMING STATEMENT

I, R. Scott Walters, hereby authorize and

designate Kathryn E. Burns, Vice President, Director of Finance of Monroe

Bank, to sign Securities and Exchange Commission Form 4 and Form 5 on my

behalf.  This authorization shall be in effect until December 31, 2010.





Signed:

/s/ R. Scott Walters
R. Scott Walters

Senior Vice
President, Wealth Management Group
Monroe Bank


Date:  December 7,
2005